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                                                                   Exhibit 23(a)


                          Consent of Grant Thornton LLP

The Board of Directors
Riddell Sports Inc.:

We have issued our report dated March 14, 1997 accompanying the consolidated financial statements and schedule of Riddell Sports Inc. and subsidiaries appearing in the 1996 Annual Report of the Company on Form 10-K for the year ended December 31, 1996 which are incorporated by reference in this Registration Statement on Form S-3. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption, "Experts."

                                                       GRANT THORNTON LLP


Chicago, Illinois
February 12, 1998


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